Exhibit (6)(c)

SUBADVISORY AGREEMENT

THIS SUBADVISORY AGREEMENT (the “Agreement”) made as of this day of June 2025 by and between Bitwise Funds Trust, a Delaware statutory trust (the “Trust”), Bitwise Investment Manager, LLC, a Delaware limited liability company, with its principal place of business at 250 Montgomery Street, Suite 200, San Francisco, CA 94104 (the “Adviser”) and Exchange Traded Concepts, LLC, an Oklahoma limited liability company, with its principal place of business at 10900 Hefner Pointe Dr. Ste. 400 Oklahoma City, OK 73120 (the “Sub-Adviser”), with respect to each series of the Trust identified on Schedule A to this Agreement (each a “Fund” and collectively, the “Funds”).

WITNESSETH

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of September 21, 2022, as amended, (the “Investment Advisory Agreement”) with the Trust, an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Investment Advisory Agreement between the Trust and the Adviser contemplates that the Adviser may appoint one or more Sub-Advisers to perform some or all of the services for which the Adviser is responsible; and

WHEREAS, the Adviser wishes to retain the Sub-Adviser to render certain investment advisory services to each Fund identified on Schedule A to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the parties hereto agree as follows:

1.           Appointment. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to each Fund, for the periods and on the terms set forth herein. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Schedule A to this Agreement.

2.           Duties of the Sub-Adviser. Subject to supervision and oversight of the Adviser and the Board of Trustees (the “Board”) of the Trust, and in accordance with the terms and conditions of the Agreement, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with each Fund’s respective investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)	Unless the responsibility has been retained by the Adviser or delegated by the Adviser to another Sub-Adviser with respect to a Fund, the Sub-Adviser shall, subject to subparagraph (b) of this Section 2, determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the following;

(i)  the Trust's Amended and Restated Agreement and Declaration of Trust, as filed with the Secretary of State of Delaware (such Amended and Restated Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”), as may be modified, amended or supplemented from time to time;

(ii)  the By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”), as may be modified, amended or supplemented from time to time;

(iii)  the Prospectus, as may be modified, amended or supplemented from time to time,

(iv)  the instructions and directions of the Adviser or another investment sub-advisory firm designated by the Adviser in writing pursuant to mutually agreed upon notification protocols, and of the Board, the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time;

(v)  the Trust’s policies and procedures and will conform to and comply in all material respects with the requirements of the Investment Company Act, the Advisers Act, Commodity Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”) and as applicable; and

(vi)  all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)	Unless responsibility for placing orders with respect to transactions in securities or other assets held or to be acquired by a Fund has been retained by the Adviser or delegated by the Adviser to another Sub-Adviser, the Sub-Adviser will place such orders with or through such persons, brokers or dealers chosen by the Sub-Adviser to carry out the policy with respect to brokerage set forth in each Fund’s Prospectus or as the Board or the Adviser may direct in writing from time to time, in conformity with all federal securities laws and subject to the following:

(i)	In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best execution and overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

(ii)	In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including each Fund.

(iii)	The Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the Investment Company Act.

(iv)	When instructed by the Adviser or another investment sub-advisory firm designated by the Adviser to execute a purchase or sale of a security, the Sub- Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased with other clients of the Sub-Adviser. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its allocation policy, its fiduciary obligations to each Fund and to such other clients under the circumstances.

(v)	To the extent the Adviser or another Sub-Adviser is responsible for placing orders with respect to each Fund’s portfolio transactions, the Sub-Adviser will promptly communicate to the Adviser and any other sub-advisory firm engaged by the Adviser for the Fund such information relating to the Assets as the Adviser may reasonably request.

(d)	The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets in accordance with applicable laws, rules and regulations. All books and records shall be available to the Adviser, the Trust, and the Funds at any time upon reasonable request during normal business hours, as needed by the Adviser to keep other books and records of each Fund required by Rule 31a-1 under the Investment Company Act, and shall be available for telecopying promptly to the Adviser during any day that the Funds are open for business as set forth in the Prospectus. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Funds and the Sub-Adviser will surrender promptly to the Funds any of such records upon each Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records subject to the Adviser’s discretion, to the extent that such copy is used in compliance with, or as required by, applicable law. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of this Agreement (or, if there is no successor Sub-Adviser, to the Adviser).

(e)	The Sub-Adviser shall provide the Funds’ custodian, Adviser and any other sub-advisory firm engaged by the Adviser for the Fund on each business day with information relating to all transactions concerning the Assets and shall otherwise cooperate with and provide reasonable assistance to the Adviser and other sub-advisers, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

(f)	The Sub-Adviser will make available to the Board, the Adviser and other sub-advisers, the Funds’ Chief Compliance Officer (“Fund’s CCO”) and the Trust’s administrator, promptly upon their request, such copies of its records with respect to the relevant Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board or the Adviser, the Sub-Adviser will complete periodic or special questionnaires and/or furnish to the Board and/or the Adviser such periodic and special reports regarding each Fund and the Sub-Adviser including, but not limited to, reports concerning transactions and performance of a Fund, quarterly and annual compliance reports and certifications, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act (as applicable), quarterly reports identifying material compliance matters and any material changes to the Sub-Adviser’s compliance program (including revisions to compliance policies and procedures), fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determinations for securities and other instruments held by each Fund, compliance with the Sub-Adviser’s Code of Ethics, and such other procedures or requirements that the Adviser may reasonably request from time to time.

(g)	The Sub-Adviser shall promptly provide to the Adviser’s Chief Compliance Officer (“Advisor CCO”) and the Trust’s Chief Compliance Officer (“Trust CCO”) a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program. The Sub-Adviser will also provide reasonable access, electronically or at the Sub-Adviser’s principal office or such other place as may be mutually agreed to by the parties, to all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Agreement, in which the SEC identified any concerns, issues or matters (such correspondences are commonly referred to as “deficiency letters”) relating to any aspect of the Sub-Adviser’s investment advisory business and the Sub-Adviser’s responses thereto; provided that the Sub-Adviser may redact from such correspondences client specific confidential information, material subject to the attorney- client privilege, and material non-public information, that the Trust’s CCO has no reasonable need to know.

(h)	The Adviser acknowledges that the Sub-Adviser performs investment advisory services for various other clients in addition to the Funds and, to the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients which may differ from the advice given or the timing or nature of action taken for a particular Fund.

(i)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(j)	Unless the responsibility has been retained by the Adviser or delegated by the Adviser to another sub-adviser, the Sub-Adviser shall, unless and until otherwise directed by the Adviser or the Board and consistent with the best interests of each Fund, be responsible for exercising (or not exercising in its discretion) all rights of security holders with respect to securities held by each Fund, including but not limited to: reviewing proxy solicitation materials, voting and handling proxies and converting, tendering exchanging or redeeming securities.

(k)	In performance of its duties and obligations under this Agreement, the Sub-Adviser may consult with any other Sub-Adviser to the Funds or a Sub-Adviser to a portfolio that is under common control with the Funds concerning the Assets, as permitted by the policies and procedures of the Funds and subparagraph (c)(v) of this Section 2. The Sub-Adviser shall not provide investment advice to any assets of the Funds other than the Assets.

(l)	The Sub-Adviser shall maintain books and records with respect to each Fund’s securities transactions and keep the Board and the Adviser fully informed on an ongoing basis as agreed by the parties hereto of all material facts concerning the Sub-Adviser and its key investment personnel providing services with respect to each Fund and the investment and the reinvestment of the Assets of the Funds.

(m)	The Sub-Adviser shall furnish to the Adviser or the Board such reasonably requested regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board may reasonably request and the Sub-Adviser will attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing. Upon the request of the Adviser, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the Investment Company Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser shall make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Adviser and Sub-Adviser, either in person or, at the mutual convenience of the Board, the Adviser and the Sub-Adviser, by telephone or other electronic media, in order to review the investment policies, performance and other matters relating to the management of a Fund.

(n)	The Sub-Adviser shall, in accordance with procedures and methods established by the Board, which may be amended from time to time, and in conjunction with the Adviser, promptly notify the Adviser and the Trust’s administrator/fund accountant of securities in a Fund which the Sub-Adviser believes should be fair valued in accordance with the Trust’s Valuation Procedures. Such fair valuation may be required when the Sub-Adviser becomes aware of significant events that may affect the pricing of all or a portion of a Fund’s portfolio. The Sub-Adviser will provide reasonable assistance in determining the fair value of the Assets, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for which market prices are not readily available, it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

3.          Duties of the Adviser. The Sub-Adviser acknowledges that the Adviser is responsible for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with the services that the Sub-Adviser is required to provide under this Agreement, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust’s Declaration of Trust (as defined herein), the Prospectus, the Statement of Additional Information, the instructions and directions of the Board, the requirements of the Investment Company Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

4.          Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Declaration of Trust;

(b)	By-Laws;

(c)	The current Prospectus and Statement of Additional Information of each of the Funds;

(d)	Resolutions of the Board approving the engagement of the Sub-Adviser as a Sub-Adviser to each of the Funds;

(e)	Resolutions, policies and procedures adopted by the Board with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder;

(f)	A list of the Trust’s principal underwriter and each affiliated person of the Adviser, the Trust or the principal underwriter; and

(g)	The terms and conditions of exemptive and no-action relief granted to the Trust, as amended from time to time.

The Adviser shall promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing. Until so provided, the Sub-Adviser may continue to rely on those documents previously provided. The Adviser shall not, and shall not permit any of the Funds to, use the Sub-Adviser’s name or make representations regarding Sub-Adviser or its affiliates without prior written consent of Sub-Adviser, except as permitted in this Section 12, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser, the Trust or any Fund is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser, the Trust or any Fund, and the information is used (a) as required by applicable law, rule or regulation, as, for example in the Prospectus of each Fund or in each Fund’s shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

5.          Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, subject to the receipt by the Adviser of the advisory fee from the Fund, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser’s management, shall be computed daily, and will be paid to the Sub-Adviser monthly in arrears. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. Notwithstanding the foregoing, any minimum annual fee for any Fund (as noted on Schedule A) will not be prorated if this Agreement is terminated with respect to such Fund within twelve (12) months of its inception under this Agreement, but, rather, such minimum annual fee shall be paid by the Adviser in full (minus any investment management fees already paid during such period) at the time of termination.

6.          Expenses. The Sub-Adviser will furnish, at its expense, all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for the Sub-Adviser to perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement. The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement, excluding those costs of each Fund associated with brokerage activities. The Sub-Adviser shall bear all expenses and costs of the Trust (including reasonable attorney’s fees), if any, arising out of a termination or possible termination of this Agreement as a result of an assignment caused by a change of control or management of the Sub- Adviser, including the preparation, mailing, solicitation and other costs associated with the use of a proxy statement relating to a shareholder vote in respect of a new sub-advisory agreement. The foregoing obligations of the Sub-Adviser shall apply in any circumstance in which the Adviser, in consultation with internal or outside counsel to the Trust, deems that an actual or possible assignment of this Agreement has or may occur, and determines that a vote of shareholders should be obtained.

7.          Liability of the Sub-Adviser and Affiliates.

(a)	Neither the Sub-Adviser, nor any director, partner, manager, officer, agent or employee of the Sub-Adviser, shall be liable or responsible to the Trust or the Funds or any of its shareholder for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their respective duties. The Adviser and the Sub- Adviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys’ fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith, or gross negligence in the performance of duties under this Agreement, or reckless disregard of the obligations and duties under this Agreement.

(c)	The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust or other organizational document of the Trust and agrees that any obligations of the Trust or a Fund arising in connection with this Agreement shall be limited in all cases to the relevant Fund and its assets, and the Sub- Adviser shall not seek satisfaction of any such obligation from any other fund of the Trust or the shareholders or any individual shareholder of each Fund. Nor shall the Sub-Adviser seek satisfaction of any such obligation from the trustees of the Trust (each, a “Trustee” and, together, the “Trustees”) or any individual Trustee or any officers.

The provisions of this Section shall survive termination of this Agreement.

8.          Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser, the Trust, and the Funds as follows:

(a)	The Sub-Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Sub-Adviser will notify the Adviser, the Adviser’s CCO, the Trust and the Trust’s CCO, immediately of the occurrence of any event that would substantially impair the Sub- Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub- Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act. The Sub-Adviser will also promptly notify the Trust, the Funds and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or relating to the investment advisory services of the Sub-Adviser;

(c)	The Sub-Adviser will notify the Adviser, the Adviser’s CCO, the Trust and the Trust’s CCO, immediately upon detection of (a) any material failure to manage the Fund(s) in accordance with each Fund’s stated investment objectives and policies or any applicable law; or (b) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures as such relate to the Funds;

(d)	The Sub-Adviser is fully authorized under all applicable law to enter into this Agreement and serve as Sub-Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of Oklahoma with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

(g)	This Agreement is a valid and binding agreement of the Sub-Adviser;

(h)	The Form ADV of the Sub-Adviser previously provided to the Adviser and the Trust is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)	The Sub-Adviser shall not direct any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company; and

(j)	The Sub-Adviser agrees to maintain appropriate errors and omissions and professional liability insurance coverage.

9.           Duration and Termination. The effectiveness and termination dates of this Agreement shall be determined separately for each Fund as described in this Section.

(a)	Duration. This Agreement shall become effective with respect to a Fund on the later of (i) its execution or (ii) the date that it is approved by (A) a vote of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the Investment Company Act) of such parties (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on the approval of this Agreement, unless such requirement is otherwise excepted by any applicable law or order, and (B) the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of such Fund cast at a meeting called for the purpose of voting on this Agreement. The Agreement shall remain in effect with respect to each Fund for an initial period of two years from effectiveness, unless sooner terminated as provided in this Agreement and, thereafter shall continue in effect for additional one (1) year periods so long as such continuance is specifically approved at least annually either by the vote of the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, unless such requirement is otherwise excepted by any applicable law or order, or by the vote of a majority of the outstanding voting securities of the Fund.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty, (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, or by the Adviser, in each case, upon sixty (60) days’ written notice to the Sub-Adviser; (ii) by the Adviser immediately upon written notice to the Sub- Adviser if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement; or (iii) by the Sub-Adviser upon sixty (60) days’ written notice to the Adviser and the Board.

This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Section, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the Investment Company Act.

10.        Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the Investment Company Act) by the Funds and the Sub-Adviser.

11.        Confidentiality. Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-Adviser and the Funds in respect thereof. It is understood that any information or recommendation supplied by the Sub- Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Funds, the Board, or such persons as the Adviser may designate in connection with the Funds, in each case, on a strict need to know basis. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Funds. The Adviser and Sub-Adviser shall each maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions. The Sub-Adviser will keep in place a policy on insider trading, as amended from time to time, and shall prohibit its employees from trading in violation of such policy.

12.         Names.

(a)	The Sub-Adviser hereby consents to the use of its name in each Fund’s disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Sub-Adviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, the Trust, a Fund or any of their affiliates in its marketing materials unless it first receives prior written approval of the Trust and the Adviser.

(b)	It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate, subject to the consent of such use by either party, and to the extent that continued use is not required by applicable laws, rules and regulations.

13.         Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.         Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15.         Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the following address (or such other more recent address as has been furnished by a party to the other parties):

To the Adviser at:	Bitwise Investment Manager, LLC
250 Montgomery Street, Suite 200
San Francisco, CA 94104
Attn: Katherine Dowling
Email:
katherine@bitwiseinvestments.com

To the Sub-Adviser at:	Exchange Traded Concepts, LLC
10900 Hefner Pointe Dr. Ste. 207
Oklahoma City, OK 73012
Attention: J. Garrett Stevens, CEO
Email:
Legal@exchangetradedconcepts.com

16.        Amendment of Agreement. This Agreement may be amended only by written agreement of the parties hereto and only in accordance with the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

17.        Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

18.        Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act will be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is altered, relaxed or otherwise interpreted by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

19.         Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one Fund of the Trust, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 9 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule adding such Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

ADVISER:	SUBADVISER:

Bitwise Investment Manager, LLC	Exchange Traded Concepts, LLC

By:	By:

Name:	Name:	J. Garrett Stevens

Title:	Title:	Chief Executive Officer

TRUST:

Bitwise Funds Trust

By:

Name:

Title:

SCHEDULE A

to the

Sub-Advisory Agreement
by and between

Bitwise Investment Manager, LLC
and

Bitwise Funds Trust
and

Exchange Traded Concepts LLC

As of June [     ], 2025

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, a fee computed daily at an annual rate based on the greater of (1) the aggregate Minimum Sub-Advisory Fees or (2) the aggregate average daily net assets of the Fund in accordance with the following fee schedule (the “Asset-Based Sub-Advisory Fees"), if the aggregate Asset-Based Sub-Advisory Fees exceed the aggregate Minimum Sub-Advisory Fees.

	Minimum Sub-Advisory Fees	Asset-Based Sub-Advisory Fees
Bitwise Crypto Industry Innovators ETF	$25,000 per annum	4 bps on the first $3 billion of Fund net assets; and 3 bps on Fund net assets above $3 billion

Agreed and Accepted:

ADVISER:	SUBADVISER:

Bitwise Investment Manager, LLC	Exchange Traded Concepts, LLC

By:	By:

Name:	Name:	J. Garrett Stevens

Title:	Title:	Chief Executive Officer

TRUST:

Bitwise Funds Trust

By:

Name:

Title: